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                                                       Exhibit B2

NEES ENERGY, INC.
Consolidated Statement of Income and Accumulated Deficit
(Thousands of Dollars)
For the Twelve Months Ended December 31, 1998
(Unaudited, Subject to Adjustment)



INCOME

  Revenue (1)                                            $171,433
                                                         --------
  Total income                                            171,433
                                                         --------


EXPENSES

  Operating expenses
     Cost of sales                                        162,329
     Depreciation                                           1,361
     Selling, general and administrative expenses          28,042
     Income tax                                            (6,989)
                                                         --------
  Total operating expenses                                184,743
                                                         --------
  Other income (expense), net                                 321
                                                         --------

Net income/(loss)                                         (12,989)

Accumulated deficit at beginning of period                           (9,484)
                                                         --------
Accumulated deficit at end of period                     $(22,473)
                                                         ========


(1) Represents revenue of subsidiary (AllEnergy Marketing Co., L.L.C.)